Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS; PROVIDES FISCAL YEAR 2010 GUIDANCE

Casella achieves original fiscal year 2009 free cash flow*.

RUTLAND, VERMONT (June 15, 2009)— Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for the fourth quarter and its 2009 fiscal year, and gave guidance on its 2010 fiscal year.

Highlights of the quarter include:

•                  Free cash flow for the fiscal year was $8.8 million, within the original guidance range;

•                  Adjusted EBITDA* for the fiscal year was $115.6 million; and

•                  Solid waste operations continue to perform well through the economic slowdown; the Recycling group rebounds after volatile commodity pricing.

“In spite of the collapse of the global recycling commodity markets mid-way through our 2009 fiscal year and an extended economic contraction, our team executed well against the factors within our control to meet our original free cash flow goals,” John W. Casella, chairman and CEO of Casella Waste Systems, said.

“During the third and fourth quarters we experienced significant declines in commodity pricing and lower solid waste volumes in more economically sensitive markets,” Casella said. “To meet our free cash flow target, we acted swiftly and thoughtfully to improve all aspects of our operating structure and daily business practices, and we successfully implemented programs that reduced costs and improved asset utilization.

“In addition, we offset downward revenue pressure by increasing pricing where supported by the market, flexing operations to volumes, and reducing capital spending,” Casella said.  “I’m confident that we are well positioned as an operationally efficient, cash flow focused company not only for this economic downturn, but also for an anticipated economic recovery and growth environment.”

Fourth Quarter Results

For the quarter ended April 30, 2009, the company reported revenues of $117.6 million, down $22.0 million or 15.7 percent over the same quarter last year. Approximately fifty three percent of the decline was due to a drop in recycling revenues, down $11.6 million over the same quarter last year primarily as the result of lower commodity prices.

Solid waste revenues including the company’s major accounts programs were down approximately 11.0 percent from the same quarter last year. Excluding fuel, oil and environmental recovery fees, pricing was up 3.4 percent, and volumes were down 5.9 percent (excluding revenues losses due to the planned end-of-life decline of landfill volumes at the Pine Tree landfill in Hampden, Maine; the planned closure of the Colebrook, NH landfill in early August 2008; and the idling of a C&D processing facility in October 2008).

The company’s net loss applicable to common shareholders was ($68.5) million, or ($2.67) per common share, compared to a net loss of ($7.8) million, or ($0.31) per share for the same quarter last year.

Reported results for the 2009 quarter include a non-cash goodwill impairment charge of $55.3 million, an environmental remediation charge of $1.5 million, development project charges of $0.4 million, severance and reorganization charges of $1.3 million, and a charge of $24.1 million for the increase of the non-cash deferred tax valuation allowance.  Reported results for the comparable 2008 period include an impairment and closing charge of $1.4 million for the closure of the Hardwick landfill, development project charge of $0.5 million, a charge of $0.4 million for the increase of the non-cash deferred tax valuation allowance, and a $2.0 million after-tax loss from discontinued operations and the loss on disposal of discontinued operations.

Excluding the charges outlined above, the net loss from continuing operations for the quarter amounted to ($0.8) million or ($0.03) per common share, as compared to a net loss of ($4.3) million or ($0.17) per common share for the same quarter last year.

Net cash provided by operating activities in the quarter was $26.9 million, compared to $19.8 million for the same quarter last year. Net cash provided by operating activities was favorably impacted by a $13.9 million increase due to the dissolution of the company’s captive insurance company during the quarter.

The company’s earnings before interest, taxes, depreciation and amortization (EBITDA*), adjusted for goodwill impairment, environmental remediation charge, severance and reorganization charges, and development project charge (Adjusted EBITDA* which included adjustments to EBITDA for $57.2 million) was $23.3 million for the quarter, down $2.9 million from the same quarter last year.  The company’s free cash flow* in the quarter was $4.2 million, compared to $6.0 million in the same quarter last year.

Fiscal 2009 Results

For the fiscal year ended April 30, 2009, the company reported revenues of $554.2 million, down $25.3 million or 4.4 percent over fiscal year 2008.  The company’s net loss applicable to common shareholders was ($68.0) million, or ($2.66) per common share, for fiscal year 2009, compared to a net loss of ($7.8) million, or ($0.31) per share, for the same period last year.

Reported results for fiscal year 2009 include a non-cash goodwill impairment charge of $55.3 million, an environmental remediation charge of $4.4 million, development project charges of $0.4 million, severance and reorganization charges of $1.4 million, and a charge of $24.1 million for the increase of the non-cash deferred tax valuation allowance.  Reported results for the comparable 2008 period include an impairment and closing charge of $1.4 million for the closure of the Hardwick landfill, development project charge of $0.5 million, severance and reorganization charges of $1.2 million, a charge of $0.4 million for the increase of the non-cash deferred tax valuation allowance, and a $3.8 million after-tax loss from discontinued operations and the loss on disposal of discontinued operations.

Excluding the charges outlined above, the fiscal year 2009 net income from continuing operations amounted to $1.3 million or $0.05 per common share, as compared to a net loss of ($1.7) million or ($0.07) per common share for fiscal year 2008.

Net cash provided by operating activities for fiscal year 2009 was $77.5 million, compared to $71.2 million for fiscal year 2008.  Net cash provided by operating activities was favorably impacted by a $13.9 million increase due to the dissolution of the company’s captive insurance company during the fiscal year.

The company’s earnings before interest, taxes, depreciation, amortization (EBITDA*), adjusted for goodwill impairment, environmental remediation, severance and reorganization charges, and development project charge (Adjusted EBITDA*) was $115.6 million for fiscal year 2009, compared to $123.5 million in fiscal year 2008.

The company’s free cash flow* for fiscal year 2009 was $8.8 million versus $5.3 million for fiscal year 2008.  As of April 30, 2009, the company had cash on hand of $2.3 million, and had an outstanding total debt level of $562.5 million.  More detailed financial results are contained in the tables accompanying this release.

During the fourth quarter of fiscal year 2009, the company recorded an additional environmental remediation charge of $1.5 million related to a scrap yard and transfer station owned by the company, in recognition of the declared bankruptcy of General Motors Corporation, one of the other responsible parties to this obligation.

In the fourth quarter of fiscal year 2009, the company recorded a severance and reorganization charge of $1.4 million which consisted of employee severance and benefit costs, and operating lease costs, as a result of the market area consolidation of several operating units, the elimination of one region office, and other workforce reductions.

Fiscal 2010 Outlook

“In fiscal year 2010, our emphasis is on further improving cash flows through increased pricing, cost controls and operational efficiencies, and focused capital deployment,” Casella said.  “Our plan for the fiscal year assumes that commodity prices rebound slightly and economic activity remains soft, essentially mirroring the conditions that our business experienced during the last six months of our fiscal year 2009.”

The company provided guidance for its fiscal year 2010, which began May 1, 2009, by estimating results in the following ranges:

•                  Revenues between $510.0 million and $530.0 million;

•                  EBITDA* between $111.0 million and $117.0 million;

•                  Capital Expenditures between $48.0 million and $54.0 million; and

•                  Free Cash Flow (redefined for fiscal year 2010) between $0.0 million and $6.0 million.  Please note that we have changed our definition of “Free Cash Flow” for fiscal year 2010 to net cash provided by operating activities; less capital expenditures; less payments on landfill operating leases; less assets acquired through financing leases.  We plan to report free cash flow on this basis in the future.

The company said the following assumptions are built into its fiscal year 2010 outlook:

•                  Zero-growth in the regional economy from the fourth quarter fiscal year 2009;

•                  In the solid waste business, overall revenue declines between negative 3.0 percent and negative 6.0 percent, with price projected to outpace CPI; volumes down; fuel and oil recovery fees down; and the roll-over impacts noted below included;

•                  In the recycling business, overall revenue declines between negative 16.0 percent and negative 20.0 percent, with price down and volumes flat;

•                  In the major accounts business, overall revenue growth of between 5.0 percent and 10.0 percent, principally through volume growth;

•                  The roll-over impacts of fiscal year 2009 growth projects are included in the above growth targets. For the solid waste business this includes the two new landfill gas-to-energy plants that came online in the third quarter; for FCR this includes a new contract that began in the third quarter and the two Zero-Sort Recycling™ conversions that were completed in the fourth quarter; and

•                  No acquisitions.

Free cash flow of $0.0 million to $6.0 million is based on net cash provided by operating activities of $61.0 million to $67.0 million, less estimated capital expenditures of $48.0 million to $54.0 million, and payments on landfill operating leases of approximately $10.0 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for severance and reorganization charges, goodwill impairment charge, environmental remediation charge as well as development project charges (Adjusted EBITDA) and free cash flow, which are non-GAAP measures. In addition we disclose Adjusted net income (loss) from continuing operations which reflects adjustments to Net income (loss) per common share for the tax effected impact of severance and reorganization charges, goodwill impairment charge, environmental remediation charge, development project charges and tax valuation allowance.  In the future we may modify items considered in defining free cash flow and adjusted EBITDA if we believe it will help the understanding of our financial performance.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of companies in the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditures, payments on landfill operating lease contracts, and working capital requirements. For these reasons we utilize these non- GAAP metrics to measure our performance at all levels. Free cash flow, EBITDA and Adjusted EBITDA are not intended to replace “Net Cash Provided by Operating Activities,” which is the most comparable GAAP financial measure.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as capital expenditures, payments on landfill operating lease contracts, or working capital, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services primarily in the eastern United States.

For further information, contact Ned Coletta, director of investor relations at (802) 772-2239, or visit the Company’s website at http://www.casella.com.

The Company will host a conference call to discuss these results on Tuesday, June 16, 2009 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 548-7915 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast.  A replay of the call will be available on the company’s website, or by calling 719-457-0820 or 888-203-1112 (conference code #7644674), until 11:59 p.m. ET on Tuesday, June 23, 2009.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the company “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions have adversely affected our revenues and our operating margin and will impact our efforts to refinance our senior credit facility; the impact of the current economic environment on our operating performance or our ability to refinance debt or gain covenant wavers could cause us to be in default of certain financial covenants under the existing senior credit facility; we may be unable to reduce costs or increase revenues sufficiently to achieve estimated EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2009.

We do not necessarily intend to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2008	2009	2008	2009

Revenues	$139,628	$117,647	$579,517	$554,241

Operating expenses:
Cost of operations	94,329	78,528	383,009	372,178
General and administration	19,132	17,173	74,184	67,846
Depreciation and amortization	18,699	16,668	77,769	72,677
Goodwill impairment charge	—	55,286	—	55,286
Environmental remediation charge	—	1,533	—	4,356
Hardwick impairment and closing charge	1,400	—	1,400	—
Development project charge	534	375	534	355
	134,094	169,563	536,896	572,698

Operating (loss) income	5,534	(51,916)	42,621	(18,457)

Other expense/(income), net:
Interest expense, net (1)	9,658	9,217	41,505	39,039
Loss (income) from equity method investments	1,532	247	6,077	2,157
Other income	(273)	(244)	(2,690)	(792)
	10,917	9,220	44,892	40,404

Loss from continuing operations before income taxes and discontinued operations	(5,383)	(61,136)	(2,271)	(58,861)
Provision for income taxes	456	7,314	1,746	9,119

Loss from continuing operations before discontinued operations	(5,839)	(68,450)	(4,017)	(67,980)

Discontinued Operations:
Loss from discontinued operations, net of income taxes (2)	(289)	—	(1,705)	(11)
Loss on disposal of discontinued operations, net of income taxes (2)	(1,675)	—	(2,113)	(34)

Net loss applicable to common stockholders	$(7,803)	$(68,450)	$(7,835)	$(68,025)

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,415	25,667	25,382	25,584

Net loss per common share	$(0.31)	$(2.67)	$(0.31)	$(2.66)

1

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	April 30,	April 30,
	2008	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,814	$1,838
Restricted cash	95	508
Accounts receivable - trade, net of allowance for doubtful accounts	62,233	51,296
Other current assets	30,343	23,093
Total current assets	95,485	76,735

Property, plant and equipment, net of accumulated depreciation	488,028	490,360
Goodwill	179,716	125,709
Intangible assets, net	2,608	2,635
Restricted cash	13,563	127
Investments in unconsolidated entities	44,617	41,798
Other non-current assets	12,070	13,598

Total assets	$836,087	$750,962

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$2,758	$522,467
Current maturities of financing lease obligations	—	1,344
Accounts payable	51,731	34,623
Other accrued liabilities	58,335	39,350
Total current liabilities	112,824	597,784

Long-term debt, less current maturities	559,227	26,396
Financing lease obligations	—	12,281
Other long-term liabilities	39,354	48,191

Stockholders’ equity	124,682	66,310

Total liabilities and stockholders’ equity	$836,087	$750,962

2

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Twelve Months Ended
	April 30,	April 30,
	2008	2009
Cash Flows from Operating Activities:
Net loss	$(7,835)	$(68,025)
Loss from discontinued operations, net	1,705	11
Loss on disposal of discontinued operations, net	2,113	34
Adjustments to reconcile net loss to net cash provided by operating activities -
Gain on sale of equipment	(387)	(352)
Depreciation and amortization	77,769	72,677
Depletion of landfill operating lease obligations	6,010	6,416
Goodwill impairment	—	55,286
Environmental remediation charge	—	4,356
Hardwick impairment and closing charges	1,400	—
Development project charges	534	355
Income from assets under contractual obligation	(1,605)	(162)
Preferred stock dividend	1,038	—
Amortization of premium on senior notes	(625)	(675)
Maine Energy settlement	(2,142)	—
Loss from equity method investments	6,077	2,157
Stock-based compensation	1,376	1,679
Excess tax benefit on the exercise of stock options	(103)	(162)
Deferred income taxes	(2,373)	8,806
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(11,762)	(4,881)
	75,207	145,500
Net Cash Provided by Operating Activities	71,190	77,520
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(11,881)	(2,394)
Additions to property, plant and equipment - growth	(18,950)	(10,570)
- maintenance	(54,224)	(47,166)
Payments on landfill operating lease contracts	(7,143)	(5,102)
Proceeds from divestitures	2,373	670
Other	4,138	(854)
Net Cash Used In Investing Activities	(85,687)	(65,416)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	301,200	127,600
Principal payments on long-term debt	(223,067)	(142,003)
Deferred financing costs	(554)	(348)
Redemption of Series A redeemable, convertible preferred stock	(75,056)	—
Proceeds from exercise of stock options	1,367	1,462
Excess tax benefit on the exercise of stock options	103	162
Net Cash (Used in) Provided by Financing Activities	3,993	(13,127)
Cash Provided by Discontinued Operations	952	47
Net decrease in cash and cash equivalents	(9,552)	(976)
Cash and cash equivalents, beginning of period	12,366	2,814
Cash and cash equivalents, end of period	$2,814	$1,838

3

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited

(In thousands)

Note 1:   The Company’s Series A redeemable, convertible preferred stock (“Series A preferred”) contained a mandatory redemption provision effective August 11, 2007.  As the Company did not anticipate that the Series A preferred would be converted to Class A Common Stock by the redemption date, the Company reflected the redemption value of the Series A preferred as a current liability.  Consistent with this presentation, the Company recorded the Series A preferred dividend as interest expense in the three and six months ended October 31, 2007.  The Series A preferred was redeemed effective August 11, 2007 at an aggregate redemption price of $75,056.

Note 2:   In fiscal year 2007, the Company completed the sale of the assets of the Holliston Transfer Station in the Eastern region for cash sale proceeds of $7,383. A loss amounting to $717 (net of tax) was recorded to loss on disposal of discontinued operations in fiscal year 2007. In fiscal year 2008 the Company recorded the true-up of certain contingent liabilities associated with the Holliston transaction amounting to a gain of $319 (net of tax) recorded to loss on disposal of discontinued operations and also completed the sale of the Company’s Buffalo, N.Y. transfer station, hauling operation and related equipment in the Western region for proceeds of $4,873 including a note receivable for $2,500 and net cash proceeds of $2,373. A loss amounting to $493 (net of tax) has been recorded to loss on disposal of discontinued operations in fiscal year 2008.

The Company terminated its operation of MTS Environmental, a soils processing operation in the Eastern region, in fiscal year 2008. A charge was recorded amounting to $3,247 associated with the abandonment. Included in this charge was the write off of the carrying value of assets along with costs associated with vacating the site. A loss amounting to $1,939 (net of tax) has been recorded to loss on disposal of discontinued operations in fiscal year 2008.  As of April 30, 2008, the Company also deemed its FCR Greenville operation as held for sale and classified this operation as a discontinued operation pursuant to the requirements of SFAS No 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). The divestiture was completed in June 2008 for cash proceeds of $670.  A loss amounting to $34 (net of tax) has been recorded to loss on disposal of discontinued operations in fiscal year 2009.  The operating results of the operations discussed above, including those related to prior years, have been reclassified from continuing to discontinued operations in the accompanying consolidated financial statements.

The operating results of the operations discussed above, including those related to prior years, have been reclassified from continuing to discontinued operations in the accompanying consolidated financial statements.

Note 3:   Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for severance and reorganization charges, goodwill impairment charge, environmental remediation charge as well as development project charges (Adjusted EBITDA) and free cash flow, which are non-GAAP measures. In addition we disclose Adjusted net income (loss) from continuing operations which reflects adjustments to Net income (loss) per common share for the tax effected impact of severance and reorganization charges, goodwill impairment charge, environmental remediation charge, development project charges and tax valuation allowance.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditures, payments on landfill operating lease contracts and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. EBITDA, Adjusted EBITDA and Free Cash Flow are not intended to replace “Net cash provided by operating activities”, which is the most comparable GAAP financial measure. We also disclose Adjusted net income (loss) per common share from continuing operations which is reconciled to “Net income (loss) per common share”, which is the most comparable GAAP measure.  Adjusted net income (loss) per common share from continuing operations is not intended to replace “Net income (loss) per common share”.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital, payments on landfill operating lease contracts or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of Adjusted EBITDA and EBITDA to Net Cash Provided by Operating Activities:

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2008	2009	2008	2009

Net Cash Provided by Operating Activities	$19,782	$26,887	$71,190	$77,520

Changes in assets and liabilities, net of effects of acquisitions and divestitures	(3,597)	(12,527)	11,762	4,881
Stock-based compensation, net of excess tax benefit on exercise of options	(362)	(291)	(1,273)	(1,517)
Provision for income taxes, net of deferred taxes	1,518	2	4,119	313
Net interest expense plus amortization of premium on senior notes	9,819	9,391	42,130	39,714
Preferred stock dividend	—	—	(1,038)	—
Depletion of landfill operating lease obligations	(1,195)	(1,398)	(6,010)	(6,416)
Income from assets under contractual obligation	142	48	1,605	162
Severance and reorganization charges	—	1,325	1,163	1,370
Gain on sale of equipment and other income, net	60	(166)	(161)	(440)
Adjusted EBITDA (3)	26,167	23,271	123,487	115,587

Goodwill impairment charge	—	(55,286)	—	(55,286)
Environmental remediation charge	—	(1,533)	—	(4,356)
Hardwick impairment and closing charge	(1,400)	—	(1,400)	—
Development project charge	(534)	(375)	(534)	(355)
EBITDA (3)	$24,233	$(33,923)	$121,553	$55,590

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

Unaudited

(In thousands)

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2008	2009	2008	2009

Adjusted EBITDA	$26,167	$23,271	$123,487	$115,587
Add (deduct):
Cash interest	(13,923)	(14,641)	(40,792)	(40,623)
Capital expenditures	(13,996)	(8,157)	(73,174)	(57,736)
Cash taxes	425	693	(1,426)	332
Depletion of landfill operating lease obligations	1,195	1,398	6,010	6,416
Change in working capital, adjusted for non-cash items	6,178	1,611	(8,768)	(15,204)

FREE CASH FLOW	6,046	4,175	5,337	8,772
Add (deduct):
Capital expenditures	13,996	8,157	73,174	57,736
Other	(260)	14,555	(7,321)	11,012
Net Cash Provided by Operating Activities	$19,782	$26,887	$71,190	$77,520

Following details the Earnings per Share impact of various charges to earnings. Adjustments to Earnings per Share are net of taxes:

Net loss per common share	$(0.31)	$(2.67)	$(0.31)	$(2.66)
Add:
Severance and reorganization charges	—	0.03	0.03	0.03
Goodwill impairment charge	—	1.62	—	1.63
Environmental remediation charge	—	0.04	—	0.10
Hardwick impairment and closing charge	0.03	—	0.03	—
Development project charge	0.01	0.01	0.01	0.01
Tax valuation allowance	0.02	0.94	0.02	0.94
Loss from discontinued operations	0.01	—	0.07	—
Loss on disposal of discontinued operations	0.07	—	0.08	—

Adjusted net income (loss) per common share from continuing operations	$(0.17)	$(0.03)	$(0.07)	$0.05

5

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of the Company’s total revenues attributable to services provided are as follows:

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2008	2009	2008	2009
Collection	$64,321	$59,418	$270,075	$261,541
Landfill / disposal facilities	24,087	21,356	106,234	104,451
Transfer	5,598	6,713	26,241	30,901
Recycling	45,622	30,160	176,967	157,348
Total revenues	$139,628	$117,647	$579,517	$554,241

Components of revenue growth for the three months ended April 30, 2009 compared to the three months ended April 30, 2008:

		Percentage
Solid Waste Operations (1)	Core price	3.4%
	Fuel, oil and environmental recovery fee	-2.0%
	Volume	-10.9%
	Commodity price and volume	-1.4%
Total growth - Solid Waste Operations		-10.9%

FCR Operations (1)	Price	-26.0%
	Volume	-8.2%
Total growth - FCR Operations		-34.2%

Rollover effect of acquisitions (2)		0.3%

Total revenue growth (2)		-15.7%

(1) - Calculated as a percentage of segment revenues.

(2) - Calculated as a percentage of total revenues.

Solid Waste Internalization Rates by Region:

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2008 (1)	2009	2008 (1)	2009
Eastern region	59.4%	48.1%	49.9%	49.2%
Central region	77.5%	77.4%	78.9%	78.9%
Western region	62.3%	66.5%	61.3%	66.0%
Solid Waste internalization	66.1%	62.7%	62.8%	63.7%

(1)  Eastern region internalization rates for the three and twelve months ended April 30, 2008 have been revised to exclude the activity associated with MTS Environmental.  The Company terminated operations at MTS Environmental during the quarter ended April 30, 2008.

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

US GreenFiber Financial Statistics (as reported):

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2008	2009	2008	2009
Revenues	$31,709	$27,657	$151,635	$129,810
Net loss	(2,551)	(266)	(8,103)	(4,315)
Cash flow from operations	2,834	1,519	10,178	10,910
Net working capital changes	2,503	(1,178)	6,597	3,515
Adjusted EBITDA	$331	$2,697	$3,581	$7,395

As a percentage of revenue:

Net loss	-8.0%	-1.0%	-5.3%	-3.3%
Adjusted EBITDA	1.0%	9.8%	2.4%	5.7%

Components of Growth versus Maintenance Capital Expenditures (1):

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2008	2009	2008	2009
Growth Capital Expenditures:
Landfill Development	$1,271	$—	$11,896	$6,642
MRF Equipment Upgrades	3,282	—	4,053	1,310
Other	117	405	3,001	2,618
Total Growth Capital Expenditures	4,670	405	18,950	10,570

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	2,809	1,485	12,326	14,430
Landfill Construction & Equipment	4,385	5,601	30,126	28,325
Facilities	1,485	353	9,783	2,642
Other	647	313	1,989	1,769
Total Maintenance Capital Expenditures	9,326	7,752	54,224	47,166

Total Capital Expenditures	$13,996	$8,157	$73,174	$57,736

(1) The Company’s capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Growth capital expenditures also include those outlays associated with acquiring landfill operating leases, which do not meet the operating lease payment definition, but which were included as a commitment in the successful bid.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.

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